DEBT FORGIVENESS AGREEMENT

     THIS AGREEMENT (the “Agreement”) is entered into as of this 4th day of May, 2011 by and between Global Green Solutions Inc., a Nevada corporation (the “Company”) and Arnold Hughes, of 3523 West King Edward Avenue, Vancouver, BC, Canada (“Hughes”).

RECITALS:

     WHEREAS Hughes is owed US $110,200 in unpaid consulting fees by the Company as at November 30, 2010 (the “Debt”); and

     WHEREAS, Hughes has agreed to forgive the Debt and to terminate the consulting agreement between the Company and Hughes effective November 30, 2010; and

     WHEREAS, the Company and Hughes acknowledge that as a result of the aforementioned forgiveness, no amount is due and owing to Hughes by the Company.

AGREEMENT

     1. Hughes agrees the Debt shall be deemed satisfied in full and hereby releases and forever discharges the Company, and its officers, directors, employees, and agents from any and all causes of action whether known or unknown, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Debt, which Hughes now or hereafter can, shall or may have.

     2. This Agreement shall be effective as of November 30, 2010 and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.

     3. This Agreement contains the entire understanding among the parties related in any way to the subject matter hereof and supersedes any prior understandings or written or oral agreements among them respecting the within subject matter.

     4. This Agreement may be executed at different times and places, in counterparts, and shall be effective as of November 30, 2010. Any party may rely upon a copy of this Agreement received by facsimile or email transmission and bearing another party’s signature as having been signed by such other party, and a copy of this Agreement so received and signed by or on behalf of a party shall have been validly executed to the same extent as if an original copy had been executed.

GLOBAL GREEN SOLUTIONS INC.,

By:	“M. Elden Schorn”
Elden Schorn, Director

“A. R. Hughes”
Arnold Hughes